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SI FINANCIAL GROUP, INC. REPORTS RESULTS FOR THE QUARTER ENDED MARCH 31, 2005

WILLIMANTIC, Connecticut--April 27, 2005--SI Financial Group, Inc. (the "Company") (NASDAQ National Market: SIFI), the holding company of Savings Institute Bank and Trust Company (the "Bank"), reported net income of $902,000, or $0.07 basic and diluted earnings per common share, for the quarter ended March 31, 2005 versus net income of $804,000 for the quarter ended March 31, 2004. The increase in net income was primarily due to an increase in net interest and dividend income, offset by an increase in noninterest expenses. Per share data is not presented for the quarter ended March 31, 2004 as the Company had no shares outstanding prior to the Company's initial public offering on September 30, 2004.

Net interest and dividend income for the quarter ended March 31, 2005 increased 16.9% to $5.3 million from $4.5 million for the same quarter in 2004. Net interest income rose due to an increase in average interest-earning assets, partly offset by a decrease in the average yield on earning assets and an increase in the cost of funds.

The provision for loan losses totaled $105,000 for the first quarter of 2005, representing a decrease of $45,000 over the same period in 2004. The lower provision reflects a high quality loan portfolio, as evidenced by a reduction in the Bank's nonperforming loans and no charge-offs for loan losses for the three months ended March 31, 2005 compared to $6,000 in charge-offs for the three months ended March 31, 2004.

Noninterest income was $1.3 million for the quarter ended March 31, 2005 compared to $1.2 million for the quarter ended March 31, 2004. For the first quarter of 2005, noninterest income included an increase in service fees of $144,000 and a net gain on the sale of loans of $124,000, reduced by lower realized gains on the sale of available for sale securities of $164,000. Service fees increased as a result of the Bank's new overdraft protection program, which commenced in the first quarter of 2005, as well as customers' escalating usage of electronic banking products. The net gain on the sale of loans represents the gain recognized from the sale of $28.8 million of loans in the first quarter of 2005, $25.7 million of which were fixed-rate residential mortgage loans. For the first quarter of 2004, the Bank recognized a loss of $25,000 on the sale of loans. The increase in loan sales in 2005 reflects the Bank's initiative to mitigate interest rate risk and to manage liquidity in a rising interest rate environment.

Noninterest expenses were $5.2 million for the quarter ended March 31, 2005 compared to $4.4 million for the quarter ended March 31, 2004, principally as a result of increases in compensation costs, professional services and other noninterest expenses of $497,000, $68,000 and $77,000, respectively. The increase in compensation costs primarily reflects additional salaries, benefits and taxes for increased staffing levels related to the expansion of branch facilities and the commercial lending division. Increases in professional services in 2005 resulted from higher outside professional consulting costs, mainly attributable to increased auditing costs, associated with the Company's public reporting requirements. Of the $77,000 increase in other noninterest expenses, $61,000 represents a cost incurred for the prepayment of two higher-costing Federal Home Loan Bank ("FHLB") advances.

Total assets grew $2.6 million, representing a 0.4% increase, to $627.3 million at March 31, 2005 from $624.6 million at December 31, 2004. Contributing to the increase in assets at March 31, 2005 was an $8.5 million increase in investment securities, consisting primarily of U.S. government and agency obligations and mortgage-backed securities and a $3.5 million increase in cash and cash equivalents. Loans receivable decreased $11.0 million in the first quarter of 2005, reflecting the sale of loans, offset by an increase in loan originations.


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Total liabilities were $546.8 million at March 31, 2005 compared to $543.8 million at December 31, 2004. During 2005, deposits increased $9.2 million, or 2.0%, over the prior year-end. The rise in deposits reflects increases in NOW and money market accounts and certificates of deposit, in response to favorable rates offered on certain products. Borrowings decreased from $79.9 million at December 31, 2004 to $74.7 million at March 31, 2005, resulting from the prepayment of FHLB advances during the period.

Total stockholders' equity decreased $326,000 from $80.8 million at December 31, 2004 to $80.5 million at March 31, 2005. The decrease in equity consists of the change in unrealized losses on available for sale securities (net of taxes) of $1.1 million and dividends declared of $158,000, offset by current year's earnings of $902,000. The Company's investment securities portfolio, including primarily U.S. government and agency obligations and mortgage-backed securities, was unfavorably affected by market rates, which contributed to higher unrealized losses on available for sale securities for the period. As previously announced, the Company declared a cash dividend of $0.03 per outstanding common share in March 2005 to be paid on or about April 29, 2005 to shareholders of record as of April 8, 2005. The amount of the dividend declared reflects that SI Bancorp, MHC, the Company's mutual holding company parent, waived receipt of the dividend.

The Company continues to utilize its proceeds from the initial public offering to invest in loans and securities, branch expansion and the development of the Company's infrastructure and employees. The Bank anticipates the opening of three new branch locations in Tolland, South Windsor and East Lyme, Connecticut and the relocation of its Stonington, Connecticut branch during 2005.

"The first quarter of 2005 was strong with positive growth in loan originations, deposits and earnings. We will continue to make investments to fulfill our vision of becoming eastern Connecticut's premier bank," said President and Chief Executive Officer, Rheo A. Brouillard. "As a result of the proceeds from the offering and continued earnings growth, we are excited about our new branch office openings in 2005 and pleased that we were able to provide a dividend to our shareholders."

At March 31, 2005, the Bank's regulatory capital exceeded the levels required to be categorized as "well capitalized" under applicable regulatory capital guidelines.

Savings Institute Bank and Trust Company is headquartered in Willimantic, Connecticut, with fifteen offices in eastern Connecticut. In addition to the planned branch openings, the Bank continues to explore other locations for further expansion. The Bank is a full service community-oriented financial institution dedicated to servicing the financial service needs of consumers and businesses within its market area.

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THIS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" WHICH MAY DESCRIBE FUTURE
PLANS AND STRATEGIES, INCLUDING OUR EXPECTATIONS OF FUTURE FINANCIAL RESULTS. MANAGEMENT'S ABILITY TO PREDICT RESULTS OR THE EFFECT OF FUTURE PLANS OR STRATEGIES IS INHERENTLY UNCERTAIN. AMONG THE FACTORS THAT COULD AFFECT OUR ACTUAL RESULTS INCLUDE MARKET INTEREST RATE TRENDS, THE GENERAL REGIONAL AND NATIONAL ECONOMIC MARKET, OUR ABILITY TO CONTROL COSTS AND EXPENSES, OUR ABILITY TO OPERATE NEW BRANCH OFFICES PROFITABLY, ACTIONS BY OUR COMPETITORS AND THEIR PRICING, LOAN DELINQUENCY RATES AND CHANGES IN FEDERAL AND STATE REGULATION. AS WE HAVE NO CONTROL OVER ANY OF THESE FACTORS, THEY SHOULD BE CONSIDERED IN EVALUATING ANY FORWARD-LOOKING STATEMENTS AND UNDUE RELIANCE SHOULD NOT BE PLACED ON SUCH STATEMENTS. EXCEPT AS REQUIRED BY APPLICABLE LAW OR REGULATION, SI FINANCIAL GROUP, INC. DISCLAIMS ANY OBLIGATION TO UPDATE SUCH FORWARD-LOOKING STATEMENTS.


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

SELECTED FINANCIAL CONDITION DATA:

-----------------------------------------------------------------------------------------------------
                                                                       March 31,       December 31,
             (DOLLARS IN THOUSANDS / UNAUDITED)                          2005              2004
-----------------------------------------------------------------------------------------------------
ASSETS
Noninterest-bearing cash and due from banks                          $   21,456         $    21,647
Interest-bearing cash and cash equivalents                               12,836               9,128
Investment securities                                                   133,416             124,870
Loans held for sale                                                           -                 200
Loans receivable, net                                                   436,965             447,957
Cash surrender value of life insurance                                    7,633               7,561
Other assets                                                             14,989              13,286
                                                                     --------------------------------
            Total assets                                             $  627,295         $   624,649
                                                                     ================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
     Deposits                                                        $  466,916         $   457,758
     Borrowings                                                          74,711              79,891
     Other liabilities                                                    5,185               6,191
                                                                     --------------------------------
         Total liabilities                                           $  546,812             543,840
                                                                     --------------------------------

Stockholders' equity                                                     80,483              80,809
                                                                     --------------------------------

         Total liabilities and stockholders' equity                  $  627,295         $   624,649
                                                                     ================================


SELECTED OPERATIONS DATA:

-----------------------------------------------------------------------------------------------------
                                                                            Three Months Ended
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE                                          March 31,
           DATA/UNAUDITED)                                                       ---------
                                                                            2005           2004
-----------------------------------------------------------------------------------------------------
Interest and dividend income                                                $  7,892       $  6,783
Interest expense                                                               2,592          2,250
                                                                            -------------------------
     Net interest and dividend income                                          5,300          4,533
                                                                            -------------------------

Provision for loan losses                                                        105            150
                                                                            -------------------------
Net interest and dividend income
     after provision for loan losses                                           5,195          4,383

Noninterest income                                                             1,327          1,235
Noninterest expenses                                                           5,194          4,433
                                                                            -------------------------
Income before provision for income
     taxes                                                                     1,328          1,185

Provision for income taxes                                                       426            381
                                                                            -------------------------
Net income                                                                  $    902       $    804
                                                                            =========================


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

SELECTED OPERATIONS DATA - CONTINUED:

-----------------------------------------------------------------------------------------------------
                                                                            Three Months Ended
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE                                          March 31,
           DATA/UNAUDITED)                                                       ---------
                                                                            2005           2004
-----------------------------------------------------------------------------------------------------
Earnings per common share:
     Basic                                                              $       0.07            N/A
     Diluted                                                            $       0.07            N/A

Weighted-average common shares outstanding:
     Basic                                                                12,079,320            N/A
     Diluted                                                              12,079,320            N/A


SELECTED FINANCIAL RATIOS:

---------------------------------------------------------------------------------------------------------
                                                                                At or For the Three
              (DOLLARS IN THOUSANDS)                                                Months Ended
                                                                                     March 31,
                                                                                     ---------
                                                                                 2005         2004
---------------------------------------------------------------------------------------------------------
SELECTED PERFORMANCE RATIOS: (1)
Return on average assets                                                          0.59 %       0.62 %
Return on average equity                                                          4.51         9.32
Interest rate spread                                                              3.34         3.57
Net interest margin                                                               3.67         3.73
Efficiency ratio (2)                                                             78.61        79.39

ASSET QUALITY RATIOS:
Allowance for loan losses                                                     $  3,376      $ 2,835
Allowance for loan losses as a percent of total
     loans                                                                        0.77 %       0.71 %
Allowance for loan losses as a percent of
     nonperforming loans                                                        594.37       207.39
Nonperforming loans                                                           $    568      $ 1,367
Nonperforming loans as a percent of total
     loans                                                                        0.13 %       0.34 %
Nonperforming assets (3)                                                      $    568      $ 1,695
Nonperforming assets as a percent of total
     assets                                                                       0.09 %       0.32 %

        (1)   Quarterly ratios have been annualized.
        (2) Represents noninterest expense divided by the sum of net interest income and noninterest income, less any realized gains or losses on the sale of securities.
        (3) Nonperforming assets consist of nonperforming loans and other real estate owned.

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         CONTACT:
                  SI Financial Group, Inc.
                  Sandra Mitchell:  (860) 423-4581